                                                                    EXHIBIT 99.1

Contacts: J. Clarke Smith                                  Donald A. Johnson
          Vice President - Finance and Administration      Assistant Treasurer
          (773) 399-4367                                   (773) 399-7970



FOR RELEASE: IMMEDIATE

       Aerial Communications reports solid fourth quarter, year-end results Adds 60,000 customers; churn continues to decline

January 27, 2000 - Chicago, Illinois - Aerial Communications [NASDAQ:AERL] today reported it had strong fourth quarter operating results, citing solid holiday sales coupled with continuing reduction in churn.

Aerial ended 1999 with 423,000 customers, adding nearly 60,000 customers during the fourth quarter. Post-pay customers increased by nearly 65,000 during the final three months of 1999, matching post-pay numbers for the same quarter a year ago. For the year, Aerial added nearly 111,000 customers, increasing its customer base by 36%.

The Company's customer base is 87% post-pay, advancing another 3 percentage points from third quarter levels. For the year, the percent of customers using Aerial post-pay plans advanced by 9%. Aerial also continued to see improvement in post-pay churn ending the fourth quarter at 2.86%.

Total revenue for the quarter was $63.4 million, an increase of 29% from the fourth quarter of a year ago. For the year, total operating revenue was $226 million, up 45% from 1998.

The Company's average revenue per unit (ARPU) for post-pay customers was $47.64, down slightly from the third quarter, reflecting the increased competition and the dynamics of the holiday season.

"Once again, we enjoyed a solid holiday season, benefiting from our expanded distribution and compelling sales proposition," said Don Warkentin, President and Chief Executive Officer of Aerial. "During 1999, we also focused on fundamental operating improvements throughout the year to create a successful business. We ended the year having substantially improved the organization, the quality of the customer base, and the reliability of day-to-day operations. This will provide a significant benefit as Aerial operations are combined with those of VoiceStream after the close of the planned merger."

Operating statistics
Among post-pay customers, churn was 2.86%, improving significantly from 3.35% in the previous quarter. ARPU for post-pay customers was $47.64, down slightly from the previous quarter. Full year EBITDA, including $11 million of systems Y2K costs, was ($118.0) million, a 40% improvement over 1998 results. Aerial's loss before income taxes on a per share basis for 1999 was ($3.73) versus a loss of ($4.68) for 1998, a 20% improvement.

                                                       1
Roaming targets achieved
During the quarter, Aerial met its target of having at least 75 international GSM roaming partners operational by the end of the year. Aerial now offers international roaming in more than 40 countries. Seventy of these international roaming partners were added in the last six months of 1999.

Merger update
Significant progress has been made toward completing the anticipated Aerial/VoiceStream merger. The management teams of both companies are working together to effect a smooth integration of the companies once the merger is completed.

Definitive joint proxy materials by Aerial, VoiceStream and Omnipoint were filed with the Securities and Exchange Commission on January 25, 2000, with an Aerial shareholder vote scheduled for February 24 for holders of record as of January
17. The application to the Federal Communications Commission became public January 7.

The Aerial/VoiceStream/Omnipoint combination will have more than 200 million licensed POPs, ranking it first among GSM companies in the world. The combined company will be one of the largest wireless providers in the U.S. With a network that virtually spans the country, three out of every four Americans will live in the combined company's license areas.

About Aerial
Aerial Communications, headquartered in Chicago, holds licenses to provide fully digital PCS service in areas covering 27.5 million of the U.S. population. Aerial's markets include Columbus, Ohio; Houston, Minneapolis, Kansas City, Pittsburgh and Tampa/Orlando/St. Petersburg. Aerial offers coverage coast-to-coast throughout the U.S. as well as international roaming with more than 75 wireless partners. Aerial's web site is www.aerial.com.

Aerial also is a member of the North American GSM Alliance LLC. The GSM Alliance is a group of U.S. and Canadian digital wireless PCS carriers, helping to provide seamless GSM wireless communications for GSM customers in more than 4,000 U.S. and Canadian cities and towns as well as international service.

Except for the historical and factual information presented, other information set forth in this news release represents forward-looking statements, including all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: changes in technology that might effect the Company's services; potential litigation; and changes in market conditions; and the ability to close, as contemplated, the Aerial/VoiceStream Wireless merger. Investors are encouraged to consider these and other risks and uncertainties which are discussed in documents filed with the Securities and Exchange Commission.

                           AERIAL COMMUNICATIONS, INC.
                      Three Months Ended December 31, 1999
           (Unaudited, dollars in thousands, except per share amounts)

                                                                                                   Increase
                                                                 1999               1998           (Decrease)
                                                             ------------       ------------       ------------

OPERATING REVENUES

    Service                                                  $     54,171       $     38,105       $    16,066
    Equipment sales                                                 9,227             11,177            (1,950)
                                                             ------------       ------------       ------------
        Total Operating Revenues                                   63,398             49,282            14,116
                                                             ------------       ------------       ------------
OPERATING EXPENSES
    System operations                                              19,388             18,223             1,165
    Marketing and selling                                          29,390             27,695             1,695
    Customer service                                               10,407             15,354*           (4,947)
    Cost of equipment sold                                         21,627             28,099            (6,472)
    General and administrative                                     21,453             20,195*            1,258
    Depreciation                                                   23,332             20,430             2,902
    Amortization of intangibles                                     1,994              1,889               105
                                                             ------------       ------------       ------------
        Total Operating Expenses                                  127,591            131,885            (4,294)
                                                             ------------       ------------       ------------
OPERATING (LOSS)                                                  (64,193)           (82,603)           18,410
                                                             -------------      ------------       ------------
INVESTMENT AND OTHER INCOME (EXPENSE)
    Minority share of loss                                         10,401             19,854            (9,453)
    Investment (losses)                                              (214)               ---              (214)
    Interest income                                                   143                104                39
    Other income (expense)                                         (2,409)               298            (2,707)
                                                             -------------      ------------       ------------
        Total Investment and Other Income (Expense)                 7,921             20,256           (12,335)
                                                             -------------      ------------       ------------


(LOSS) BEFORE INTEREST AND INCOME  TAXES                          (56,272)           (62,347)            6,075
                                                              ------------      -------------      ------------
INTEREST EXPENSE
    Interest expense-affiliate                                      8,936             15,180            (6,244)
    Interest expense-other                                          6,078              4,824             1,254
                                                             ------------       ------------       ------------
        Total Interest Expense                                     15,014             20,004            (4,990)
                                                             ------------       ------------       ------------
(LOSS) BEFORE INCOME TAXES                                        (71,286)           (82,351)           11,065
    Income tax expense (benefit)                                     (746)                12              (758)
                                                             ------------       ------------       ------------

NET (LOSS)                                                   $    (70,540)      $    (82,363)      $    11,823
                                                             ============       ============       ============

WEIGHTED AVERAGE COMMON AND
    SERIES A COMMON SHARES (000s)                                  87,161             71,789            15,372
(LOSS) PER COMMON AND
    SERIES A COMMON SHARE                                    $      (0.81)      $      (1.15)      $      0.34
                                                             ============       ============       ============


*    Amounts reclassified for change in current period presentation

                          AERIAL COMMUNICATIONS, INC.
                      Three Months Ended December 31, 1999
           (Unaudited, dollars in thousands, except per share amounts)

                                                                                                   Increase
                                                                 1999               1998           (Decrease)
                                                             ------------       ------------       ------------

OPERATING REVENUES

    Service                                                  $    195,140       $    123,640       $     71,500
    Equipment sales                                                30,361             31,514             (1,153)
                                                             ------------       ------------       ------------
        Total Operating Revenues                                  225,501            155,154             70,347
                                                             ------------       ------------       ------------
OPERATING EXPENSES
    System operations                                              78,303             69,066              9,237
    Marketing and selling                                          89,755             79,704             10,051
    Customer service                                               39,934             54,112*           (14,178)
    Cost of equipment sold                                         61,298             87,715            (26,417)
    General and administrative                                     74,212             61,141*            13,071
    Depreciation                                                   84,347             75,846              8,501
    Amortization of intangibles                                     7,660              7,555                105
                                                             ------------       ------------       ------------
        Total Operating Expenses                                  435,509            435,139                370
                                                             ------------       ------------       ------------
OPERATING (LOSS)                                                 (210,008)          (279,985)            69,977
                                                             ------------       -------------      ------------
INVESTMENT AND OTHER INCOME (EXPENSE)
    Minority share of loss                                         15,782             23,620             (7,838)
    Investment (losses)                                              (314)              (128)              (186)
    Interest income                                                   516                882               (366)
    Other income (expense)                                         (5,407)               442             (5,849)
                                                             -------------      ------------       ------------
        Total Investment and Other Income (Expense)                10,577             24,816            (14,239)
                                                             -------------      ------------       ------------


(LOSS) BEFORE INTEREST AND INCOME  TAXES                         (199,431)          (255,169)            55,738
                                                              ------------      ------------       -------------
INTEREST EXPENSE
    Interest expense-affiliate                                     61,197             62,137               (940)
    Interest expense-other                                         22,118             18,010              4,108
                                                             ------------       ------------       ------------
        Total Interest Expense                                     83,315             80,147              3,168
                                                             ------------       ------------       ------------
(LOSS) BEFORE INCOME TAXES                                       (282,746)          (335,316)            52,570
    Income tax expense (benefit)                                 (113,400)             2,579           (115,979)
                                                             ------------       ------------       ------------

NET (LOSS)                                                   $   (169,346)      $   (337,895)      $    168,549
                                                             ============       ============       ============

WEIGHTED AVERAGE COMMON AND
    SERIES A COMMON SHARES (000s)                                  75,734             71,723              4,011
(LOSS) PER COMMON AND
    SERIES A COMMON SHARE                                    $      (2.24)      $      (4.71)      $       2.47
                                                             ============       ============       ============


*    Amounts reclassified for change in current period presentation